Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Salesforce, Inc. Amended and Restated 2013 Equity Incentive Plan of our reports dated March 6, 2024, with respect to the consolidated financial statements of Salesforce, Inc. and the effectiveness of internal control over financial reporting of Salesforce, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California
July 1, 2024